SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 7, 2005

STEEL DYNAMICS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 260-459-3553

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 7, 2005, Steel Dynamics, Inc. issued a press release titled “Steel Dynamics Announces New Credit Facility.” The full text of the press release is furnished herewith and attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

	(c)	Exhibits.

		Exhibit Number	Description

		10.02	Credit Agreement relating to the Registrant’s $350 million senior secured revolving credit facility, dated September 7, 2005, among Steel Dynamics, Inc., as Borrower, certain designated “Initial Lenders,” National City Bank as Collateral and Administrative Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent, Banc of America Securities LLC, General Electric Capital Corporation and Harris N.A. as Documentation Agents, and Morgan Stanley Senior Funding, Inc. and Banc of America Securities LLC as Joint Lead Arrangers.

		99.1	A press release dated September 7, 2005 titled “Steel Dynamics Announces New Credit Facility.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/ Gary Heasley

Date: September 8, 2005	By:	Gary Heasley
	Title:	Vice President and
Chief Financial Officer